Exhibit 3.2

CORRECTED CERTIFICATE ELIMINATING THE

CERTIFICATE OF DESIGNATIONS

WITH RESPECT TO THE

NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES P

OF

WELLS FARGO & COMPANY

Wells Fargo & Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

1.        The name of the Corporation is Wells Fargo & Company.

2.        The Certificate Eliminating the Certificate of Designations with Respect to the Non-Cumulative Perpetual Class A Preferred Stock, Series P (the “Certificate of Elimination”) which was filed with the Secretary of State of the State of Delaware on March 16, 2021 at 8:03 a.m., contains an inaccurate record of the corporate action taken therein, and the Certificate of Elimination requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.        The inaccuracies or defects in the Certificate of Elimination are that (i) Paragraph 2 of thereof inadvertently references “Series W Preferred Stock” instead of “Series P Preferred Stock” and (ii) Paragraph 3 thereof does not accurately reflect the resolutions adopted by the Securities Committee I of the Board of Directors of the Corporation.

4.        The Certificate of Elimination is corrected to read as set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Corrected Certificate Eliminating the Certificate of Designations with Respect to the Non-Cumulative Perpetual Class A Preferred Stock, Series P to be signed by Bryant Owens, its Senior Vice President and Assistant Treasury, and attested by John J. Muller, its Assistant Secretary, this 16th day of June, 2021.

WELLS FARGO & COMPANY

By	/s/ Bryant Owens
Senior Vice President and
Assistant Treasurer

ATTEST:

/s/ John J. Muller
Assistant Secretary

Exhibit A

CERTIFICATE ELIMINATING THE CERTIFICATE OF DESIGNATIONS

WITH RESPECT TO THE

NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES P

OF

WELLS FARGO & COMPANY

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY as follows:

1.

Resolutions were adopted by the Securities Committee of the Board of Directors of Wells Fargo & Company, a Delaware corporation (the “Company”), which resolutions are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware on March 21, 2013, providing for and authorizing the issuance of 26,400 shares of the Company’s Non-Cumulative Perpetual Class A Preferred Stock, Series P (the “Series P Preferred Stock”);

2.

All outstanding shares of Series P Preferred Stock were redeemed by the Company on March 15, 2021 and none of the authorized shares of the Company’s Series P Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations previously filed on March 21, 2013 with the Secretary of State of the State of Delaware with respect to such series;

3.

The following resolutions were duly adopted by Securities Committee I of the Board of Directors of the Company pursuant to the written consent of Securities Committee I duly adopted on February 9, 2021:

WHEREAS, resolutions were adopted by the Securities Committee of the Board of Directors of Wells Fargo & Company, a Delaware corporation (the “Company”), which resolutions are set forth in a Certificate of Designations (the “Series P Certificate of Designations”) filed with the Secretary of State of the State of Delaware on March 21, 2013 providing for and authorizing the issuance of 26,400 shares of the Company’s Non-Cumulative Perpetual Class A, Series P Preferred Stock (the “Series P Preferred Stock”);

WHEREAS, on March 15, 2021, all 25,000 issued and outstanding shares of the Series P Preferred Stock will be redeemed by the Company (the “Series P Redemption”).

NOW THEREFORE BE IT

RESOLVED that, after the Series P Redemption, no shares of the Series P Preferred Stock are outstanding and none will be issued subject to the Series P Certificate of Designations.

RESOLVED that, after the Series P Redemption, all matters set forth in the Series P Certificate of Designations with respect to the Series P Preferred Stock be eliminated from the Certificate of Incorporation of the Company.

RESOLVED that, after the Series P Redemption, the President, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Company, and each of them, are hereby authorized and directed to file a Certificate with the office of the Secretary of State of the State of Delaware setting forth a copy of these resolutions whereupon all matters set forth in the Series P Certificate of Designations with respect to the Series P Preferred Stock shall be eliminated from the Certificate of Incorporation of the Company.